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                                                                    Exhibit 99.1

[ENCOMPASS LOGO]
                                                  Encompass Services Corporation
                                                  3 Greenway Plaza, Suite 2000
                                                  Houston, Texas 77046
                                                  Phone: 713-860-0100
                                                  Fax: 713-960-8036
                                                  encompass.com

News Release

   Encompass to Offer Equity up to $72.5 Million

     o    Apollo Commits to $35 Million of Equity to be offered

     o    Amends Credit Agreement with Senior Lenders through 2005

HOUSTON, June 28, 2002 - Encompass Services Corporation ("Encompass" or the "Company") (NYSE: ESR) announced that its Board of Directors has approved a plan to issue up to $72.5 million in equity, and that Apollo Investment Fund IV, L.P. ("Apollo") has agreed to purchase $35 million of the Equity Offering described below (the "Apollo Investment"). The Apollo Investment is subject to majority approval of Encompass shareholders. Apollo currently holds approximately $300 million in Mandatorily Redeemable Convertible Preferred Stock of the Company, the terms of which remain unchanged by the proposed transactions.

     $72.5 million Equity Offering

     o    Encompass plans a $50 million rights offering

     o Depending on subscription levels, Encompass may issue up to $72.5 of Common Stock and Convertible Preferred Stock (the "Equity Offering")

     o Apollo will invest $35 million in the Equity Offering and will vote shares in favor of the offering

     o Price will be a range of $.55 to $.70 per share, based on ten-day average closing price

     o    Subject to shareholder and regulatory approvals

     Credit Agreement successfully amended

     o Provides a $300 million revolver and ample liquidity of more than $150 million

     o Provides significant long-term covenant relief through the maturity of the credit facility, enhancing operational flexibility in a soft economy

     o Represents a strong vote of confidence in the Company from both its senior lenders and its largest equity holder

"I believe these transactions will greatly benefit all of our shareholders, and the rights offering will provide all shareholders the opportunity to participate," said Joe Ivey, President and Chief Executive Officer, "I am pleased with the support and commitment that Apollo has demonstrated, and the enhanced financial flexibility achieved with the amended credit agreement. I look forward to personally sharing these positive developments with our valued customers, vendors and employees, who are key to our commercial success. These transactions clearly provide Encompass with the commercial flexibility to execute our long-term business plan and respond to developing market opportunities."

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Proposed Rights Offering

Approval of the Equity Offering and the Apollo Investment was recommended to the Board by a Special Committee of the Board of Directors, comprised solely of independent directors and advised by Lehman Brothers Inc. The Company intends to promptly file formal documents detailing the proposed transactions and the proposed rights offering with the SEC for customary review. Following compliance with SEC requirements, the Company will then formally present the Apollo Investment to shareholders for their approval.

The proposed $72.5 million Equity Offering will allow all shareholders, including Apollo, to effectively purchase shares of common stock of the Company at a price equal to the average closing price for the 10 trading days following the date of this announcement, but not less than $.55 per share nor more than $.70 per share (the "Collar Price Range"). In the proposed rights offering, Encompass shareholders will receive non-transferable rights to purchase additional shares of common stock of the Company, on a pro-rata basis, for each common share, or common equivalent share, held as of a record date to be established. All rights-holders who fully exercise their subscription rights will also have an over-subscription right to acquire any shares not purchased by other rights-holders, subject to a pro-rata allocation in the event the rights offering is oversubscribed. The rights offering is expected to commence promptly after registration of the shares subject to the offering.

Under certain circumstances, it is possible that the Company may not have an adequate number of authorized common shares to complete the Equity Offering. In that event, the Company will issue some of the Apollo Investment in a Series C Convertible Preferred Stock in order for the Company to receive the full Apollo Investment. Such newly issued preferred shares will have the same relative rights as the Common Stock of the Company including voting rights, receive no preferred dividend, and will immediately convert into common shares once the Company has available an adequate number of authorized and unissued shares of Common Stock.

In connection with the Equity Offering, Apollo has agreed to purchase $35 million of equity in the Company. Assuming the rights offering is fully subscribed, the Apollo Investment is funded and any Series C Convertible Preferred Stock issued is converted into common, as described above, then considering the Collar Price Range, Apollo will acquire from 50 to 64 million common shares (or common share equivalents) representing from 30 to 32 percent of the common shares then outstanding. Accordingly, on a fully diluted basis, Apollo's effective ownership in Encompass will increase to a range of 38 to 39 percent after considering the effect of the common equivalent shares related to the existing convertible preferred stock Apollo currently owns. In the event Apollo is the only participant in the rights offering and no other shareholder chooses to participate, then Apollo will effectively control 53 to 57 percent of the common stock of the Company, after giving effect to the $35 million Apollo Investment in the Equity Offering and its existing convertible preferred stock investment.

Significant conditions related to the rights offering and the Apollo Investment include shareholder approval, the effectiveness of a registration statement, compliance with anti-trust laws and other customary conditions.

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Proceeds from the rights offering will be used to reduce senior indebtedness, as described below, and for general corporate purposes. This release does not constitute an offer to sell any of the Company's securities.

Credit Agreement Successfully Amended

Encompass has successfully reached agreement with its lenders and amended its credit agreement in order to achieve long-term covenant modifications through its maturity date. The Company's newly amended credit agreement provides for a revolving credit facility of $300 million, of which approximately $153 million was available for additional borrowing as of June 27, 2002. Until the Apollo Investment is actually funded, the revolving credit portion of the credit facility will be temporarily limited to a maximum of $250 million. The revolving portion of the credit facility matures in February of 2005. The total committed amount under the amended credit agreement provides for maximum senior borrowings of approximately $700 million, including approximately $400 million in term loans, which mature in 2006 and 2007. The amendment requires the Company to permanently reduce the term loans by $31 million immediately upon receipt of the Apollo Investment. The Company is also required to apply 50 percent of any proceeds from the Equity Offering in excess of $35 million, less certain permitted expenses, toward permanent reduction of the revolver and the term loans on a pro-rata basis.

The Company has agreed, as part of the amendment, to complete the rights offering, which includes the Apollo Investment, no later than October 15, 2002. Management believes this date provides adequate time to complete regulatory review and approval of the proposed transactions.

Updated 2002 Guidance

Encompass is updating financial guidance based on:

     o Continued softness in non-residential construction spending as recently reported by the U.S. Department of Commerce, particularly in key sectors such as commercial office buildings, hotels and general industrial facilities

     o Revised internal forecasts which reflect a continuation of a very competitive environment and lower margins than previously expected associated with future job awards

   The Company's current outlook for 2002 is as follows:

     o    Revenues are expected to range from $3.4 to $3.6 billion.

     o    EBITDA is expected to range from $130 to $160 million.

The Company indicated that its newly amended credit agreement provides adequate financial covenant flexibility for EBITDA below the low end of the above guidance.

About Encompass Services Corporation

Encompass Services Corporation is one of the nation's largest providers of facilities systems and services. Encompass provides electrical technologies, mechanical services and cleaning systems to commercial, industrial and residential customers nationwide. Additional information and

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press releases about Encompass are available on the Company's web site at
www.encompass.com.

Forward-Looking Statements

Certain statements in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company's results to differ materially from current expectations include: the level of demand for its services by multi-site customers; the level of interest rates, which affects demand for the Company's services and its interest expense; the potential impact of any acquisition, disposition, merger, joint venture or any other significant financial transactions that could occur in the future; working capital requirements; general economic conditions; as well as other factors listed in the Company's Form 10-K for the year ended December 31, 2001, and its most recent Form 10-Q.

Investors and shareholders are advised to read the proxy statement that will be filed by the Company with the Securities and Exchange Commission in connection with the proposed transaction because it will contain important information. Investors and shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC's web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing a request to:

         Encompass Services Corporation
         3 Greenway Plaza, Suite 2000
         Houston, Texas 77046
         Attn: Investor Relations
         Telephone: 713-860-0100

The Company, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from the Company's shareholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the transaction are contained in the Company's Proxy Statement and Annual Report on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.


Contacts:
Todd A. Matherne                            Bob Arnold
Vice President and Treasurer                Assistant Treasurer
713-860-0283                                713-860-0157

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